Exhibit 99.1

AGREEMENT TO FILE JOINT SCHEDULE 13D

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby consent to the joint filing on their behalf of a single Schedule 13D and any amendments thereto, with respect to the beneficial ownership by each of the undersigned of shares of the common stock of Pershing Gold Corporation, a Nevada corporation. The undersigned hereby further agree that this statement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

Dated: September 24, 2018	/s/ Barry Honig
Barry Honig

GRQ CONSULTANTS, INC. 401K

Dated: September 24, 2018	/s/ Barry Honig
Barry Honig, Trustee

GRQ CONSULTANTS, INC.

Dated: September 24, 2018	/s/ Barry Honig
Barry Honig, President

GRQ CONSULTANTS, INC. ROTH 401K
FBO BARRY HONIG

Dated: September 24, 2018	/s/ Barry Honig
Barry Honig, Trustee

GRQ CONSULTANTS, INC. DEFINED BENEFIT PLAN

Dated: September 24, 2018	/s/ Barry Honig
Barry Honig, Trustee